UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 19, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of principal executive offices)

451271
(Zip Code)

(86) 371-64059863
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On July 19, 2013, the Audit Committee and the Board of Directors of China GengSheng Minerals, Inc. (the “Company”) appointed Li and Company, PC (“Li Co.”) as the new independent registered public accounting firm for the Company effective as of July 19, 2013. During the two most recent fiscal years and through the date of its engagement, the Company did not consult with Li Co. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company (a) a written report, or (b) oral advice that Li Co. concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2013	CHINA GENGSHENG MINERALS, INC.

	By:	/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer and Chairman